Hennessy Funds Trust

Exhibit 99.906 CERT

Certification Pursuant to Rule 30a-2(b) under the 1940 Act
and Section 906 of the Sarbanes-Oxley Act

Pursuant to Rule 30a-2(b) under the Investment Company Act of 1940 and Section 906 of the Sarbanes-Oxley Act of 2002, each of the undersigned officers of the Hennessy Funds Trust, does hereby certify, to such officer’s knowledge, that the report on Form N-CSR of Hennessy Funds Trust for the period ended October 31, 2024, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as applicable, and that the information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of Hennessy Funds Trust for the stated period.

/s/ Neil J. Hennessy	/s/ Teresa M. Nilsen
Neil J. Hennessy	Teresa M. Nilsen
President and Principal Executive Officer	Treasurer and Principal Financial Officer
Hennessy Funds Trust	Hennessy Funds Trust

Date: January 8, 2025	Date: January 8, 2025

This statement accompanies this report on Form N-CSR pursuant to Rule 30a-2(b) under the Investment Company Act of 1940 and Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed as filed by the Hennessy Funds Trust for purposes of Section 18 of the Securities Exchange Act of 1934.